Inveresk Research Group, Inc.
Script for the Third Quarter, 2003 Earnings Call
October 29, 2003

SLIDE 1 – Cover Page (Matt Dallas, Financial Dynamics)

Good morning ladies and gentlemen and welcome to the web cast of Inveresk Research Group’s results for the third quarter of 2003. Presenting from the Company will be Dr Walter Nimmo, President and Chief Executive Officer and Mr Paul Cowan, Chief Financial Officer.

The presentation will be presented simultaneously over the internet with access via the Company’s website at www.inveresk.com. An opportunity will be given for questions to be asked following the presentation.

SLIDE 2 – Safe Harbor Disclaimer (Matt Dallas, Financial Dynamics)

We would remind you of the safe harbor disclaimer included with the Company’s results presentation –

Statements contained in this presentation that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Factors that might cause such a difference include, but are not limited to, risks associated with: the reduction in research and development activities by pharmaceutical and biotechnology clients, changes in government regulations, the effects of interest rate and foreign exchange fluctuations, our ability to attract and retain employees, the loss or delay of contracts due to economic uncertainty and other factors, our ability to efficiently manage backlog, our ability to expand our business through strategic acquisitions, competition within the industry and the potential adverse impact of health care reform. Further information about these risks and uncertainties can be found in the information included in the company’s recent filings with the Securities and Exchange Commission, including the company’s S-3 Registration Statement and Form 10-K filed on February 18, 2002.

SLIDE 3 – Title Slide (Matt Dallas, Financial Dynamics)

Today’s presentation will take place in two parts. Dr Walter Nimmo will provide an operational overview for the Company and Mr Paul Cowan will provide a financial overview. With that I would now like to introduce Dr Walter Nimmo.

SLIDE 4 – Q3, 2003 Financial Highlights (Walter Nimmo, Inveresk Research Group, Inc.)

Good morning everyone and welcome to this presentation of the financial results of the Inveresk Research Group for the third quarter 2003.

We are pleased to report yet another strong quarter’s results in terms of profits and cash flows for the Inveresk Research Group.

•	We recorded net service revenue of $70.6 million in the third quarter, a 26% increase over net service revenues for the same period in 2002. Particular highlights were a 15% year-on-year growth rates, assuming constant dollar exchange rates, recorded by our European pre-clinical operations and a 19% growth rate recorded by our Phase I business, also assuming constant dollar exchange rates. Our results for the third quarter include a first time contribution to revenues and earnings by the recently acquired PharmaResearch.

•	Income from operations totaled $11.9 million, compared with $11.7 million in the third quarter of 2002. On a pro forma basis, income from operations in the quarter was $12.7 million

•	Pre-clinical revenues were $41.6 million, compared with $35.2 million in the third quarter of 2002, an 18% year-on-year increase. Assuming constant dollar exchange rates, net service revenue in our pre-clinical businesses increased by 8% year-on-year.

•	Year-on-year growth in our European pre-clinical operations has been highly creditable, although offset partially by the challenging environment relative to 2002 faced by CTBR, our North American pre-clinical operations. However, we are now experiencing a much stronger market for our pre-clinical services in North America as evidenced by higher enquiry levels and strong new business signings, giving us confidence that we will see a rebound in growth and profitability at CTBR in 2004.

SLIDE 5 – Q3, 2003 Financial Highlights (Walter Nimmo, Inveresk Research Group, Inc.)

•	Meanwhile clinical development revenues grew 40% year-on-year to $29.0 million largely as a result of the PharmaResearch acquisition and strong growth in the Phase I business.

•	Reported earnings per share were $0.25 in the third quarter of 2003, compared with $0.20 in the corresponding period during 2002. On a pro forma basis, earnings per share for the third quarter of 2003 were $0.29, a 21% increase compared with the corresponding period in 2002.

•	New business signings totaled $67 million in the third quarter of 2003. Year to date, new business signings totaled $213 million. Enquiry levels remain strong across the whole of Inveresk. During the third quarter, new business signings in our pre-clinical business segment exceeded management’s targets but signings in our clinical business were impacted in the short-term by the PharmaResearch acquisition. However, significant new business awards in the clinical business soon after the quarter-end give us confidence that clinical signings are recovering and will achieve our target by the end of the next quarter.

SLIDE 6 – Net Service Revenue – YTD (Walter Nimmo, Inveresk Research Group, Inc.)

Moving on to discuss in more detail the breakdown of our net service revenue, you can see that year-to-date Pre-clinical accounted for 62% of net service revenue and Clinical accounted for 38%.

Looking at revenues by client type year-to-date, pharmaceutical companies accounted for 55% of net service revenue, biotechnology companies accounted for 33% of net service revenues and other companies, predominantly agro-chemical, veterinary and chemical related work, accounted for the remaining 12% of revenues.

56% of our revenues were derived from clients based in the USA, 34% from Europe, 7% from Japan and 3% from the rest of the world during the same period.

SLIDE 7 – Revenue by Client — YTD (Walter Nimmo, Inveresk Research Group, Inc.)

You will see from the next slide that we have maintained our core strategy to have a highly diverse client base.

Year-to-date our biggest client accounted for 9.7% of net service revenues. Our five largest clients accounted for 23.6% of net service revenues and our top 20 clients accounted for only 43.5% of net service revenue.

Also, we should continue to emphasise that revenues earned from our biggest clients are spread over multiple service offerings and also over multiple research and development programs.

SLIDE 8 – Moving Annual Total of Signed Contracts (Walter Nimmo, Inveresk Research Group, Inc.)

As many of you will already know, we assess internally the strength of our underlying businesses using a measure referred to as the Moving Annual Total of Signed Contracts. This statistic measures the cumulative new business signings in each of our individual businesses over the previous twelve months. We use this measure to assess potential revenues over the coming twelve months.

The Moving Annual Total of Signed Contracts at September 30, 2003 amounted to $300 million, reflecting a first-time inclusion for the PharmaResearch businesses. Our internal aim for this statistic is for it to exceed our targeted revenue for the current year by 10%, in which case we have historically met our revenue targets.

SLIDE 9 – Confirmed Backlog (Walter Nimmo, Inveresk Research Group, Inc.)

Confirmed backlog at September 30, 2003 was $259 million, compared with $206 million at September 30, 2002. Because of the short-term nature of large parts of our pre-clinical and Phase I businesses, we prefer to use the Moving Annual Total of Signed Contracts as the leading indicator of the underlying health of our businesses.

SLIDE 10 – Stage 1 Edinburgh Expansion (Walter Nimmo, Inveresk Research Group, Inc.)

•	I am pleased to announce that the first stage of the current expansion at our Edinburgh pre-clinical facility was completed during the quarter, on time and within budget.

•	This expansion is represented by the addition of a highly flexible, state-of the art block of toxicology suites configured to handle between three and six studies at any one time. The new part facility is capable of undertaking both general and specialty toxicology studies.

•	Initial work booked into the new toxicology suites are for specialty toxicology studies. It is now fully occupied, with full utilization forecast for the next four quarters.

     SLIDE 11 – PharmaResearch Acquisition (Walter Nimmo, Inveresk Research Group, Inc.)

•	As you will already know, we completed the acquisition of PharmaResearch on July 29, 2003.

•	Final integration plans were prepared by the new department heads by the end of August, and the integration plan implemented in early September.

•	“Right sizing” of our enlarged clinical operations is therefore now complete, with the PharmaResearch staff located at the Morrisville, North Carolina offices due to move to Inveresk’s offices in Cary, North Carolina by the end of this year.

•	As a result of the integration plan put in place, annualized cost savings for the combined clinical operations will total $5.0 to $6.0 million.

SLIDE 12 – Title Slide: Paul Cowan, Chief Financial Officer (Walter Nimmo, Inveresk Research Group, Inc.)

I would now like to turn the call over to Paul Cowan, our Chief Financial Officer, for a financial overview of the third quarter.

SLIDE 13 – GAAP/Pro Forma Operating Income – Q2, 2003 (Paul Cowan, Inveresk Research Group, Inc.)

Thank you Walter and good morning ladies and gentlemen.

This next slide reconciles our reported and pro forma results for the third quarter of 2003.

Reported income from operations for the second quarter of 2003 totaled $11.9 million, compared with $11.7 million in the third quarter of 2002. Adjusting for restructuring costs booked during the quarter in connection with the reorganization and integration of the PharmaResearch acquisition, pro forma income from operations was $12.7 million in the third quarter of 2003. On the same basis, reported and pro forma income from operations were the same in the third quarter 2002.

SLIDE 14 – Segment Results (Paul Cowan, Inveresk Research Group, Inc.)

•	Compared with 2002, Pre-clinical and Clinical increased net service revenue by 18% and 40% respectively. Overall, the Company recorded net service revenue in the quarter $70.6 million, an increase of 26% compared to 2002.

•	We continue to benefit from positive exchange rate movements, particularly with regard the Canadian dollar and pounds sterling. On a constant dollar basis, net service revenue in pre-clinical increased by 8% in the third quarter of 2003. We were very pleased by the year-on-year growth recorded by our European pre-clinical operations during the third quarter, and encouraged by the stronger market conditions in North America now being experienced by CTBR.

•	Growth in the Clinical business is accounted for largely by the first time contribution to revenues by PharmaResearch and strong growth in the European Phase I operations.

SLIDE 15 – Segment Results (Paul Cowan, Inveresk Research Group, Inc.)

•	During the quarter, income from operations increased by 8% and 7% for the pre-clinical and clinical segments respectively. Income from operations for the Clinical business includes a $0.2 million charge for amortization of intangibles relating to the PharmaResearch acquisition. Overall, on a pro forma basis income from operations increased by 8% compared to the corresponding period in 2002.

•	We will discuss later the key factors influencing the second quarter’s revenues and operating income.

SLIDE 16 – Segment Profitability (Paul Cowan, Inveresk Research Group, Inc.)

Operating margins for pre-clinical were 28.1% in the third quarter, compared to 30.8% during the same period in 2002 and 28.9% in the second quarter of this year. We are satisfied with this outcome given the effect of exchange rate fluctuations on the profitability of CTBR and the challenging trading conditions experienced in the North American pre-clinical market place.

Our clinical operations recorded an operating margin of 10.3% during the quarter, 11.1% before amortization of intangibles. This compares to an operating margin of 13.5% during the same period in 2002. Operating margins in the Clinical business were impacted by the acquisition of PharmaResearch which historically achieved lower margins than Inveresk. Additionally, many of the integration benefits to come from the PharmaResearch acquisition will be realized in the fourth quarter and beyond.

SLIDE 17 – Pro Forma EPS – Q3, 2003 (Paul Cowan, Inveresk Research Group, Inc.)

Inveresk Research reported diluted earnings per share of $0.25 in the third quarter of 2003, compared with $0.20 per share in 2002. On a pro forma basis, earnings per share in the third quarter amounted to $0.29, a 21% increase over 2002.

SLIDE 18 – Pro Forma EPS – YTD (Paul Cowan, Inveresk Research Group, Inc.)

For the nine months ended September 30, 2003, Inveresk Research reported diluted earnings per share, on a pro forma basis, of $0.77. This represents an increase of 20% compared with the corresponding period in 2002.

SLIDE 19 –Factors Influencing Q3 Results (Paul Cowan, Inveresk Research Group, Inc.)

In this next slide we highlight the key factors, which influenced the Company’s financial results for the third quarter of 2003. These included:

•	Continued strength in the European pre-clinical business;

•	The challenging North American pre-clinical market place and its impact upon CTBR, particularly relative to its exceptionally strong performance in 2002;

•	Accelerated growth in our Phase I business together with a first-time contribution to revenues and earnings from the PharmaResearch acquisition;

•	Beneficial exchange rate movements positively impacting translation of non-US financial results, although having a negative impact on operating margins within at CTBR;

•	Transaction exchange gains amounting to $0.3 million – compared to a gain of $0.6 million in the third quarter of 2002;

•	A charge of $0.8 million relating to the restructuring and integration of the PharmaResearch acquisition;

•	And, a positive mark-to-market adjustment on interest rate swaps amounting to $0.4 million.

SLIDE 20 – Review of Cash Flows (Paul Cowan, Inveresk Research Group, Inc.)

In terms of cash flow and balance sheet performance:

•	The Company generated cash flow from operations of $32.8 million in the first nine months of 2003

•	We invested $18.1 million in capital expenditure, principally on the expansion of our pre-clinical operations in the first nine months of 2003.

•	The Company had net days sales outstanding of 31 at quarter end, compared with 30 days at December 31, 2002,

•	At September 30, 2003 the Company had cash and equivalents of $22.7 million and gross financial debt of $88.5 million. The Company had $60 million of unutilized credit facilities at the end of the third quarter.

I will now hand you back to Walter Nimmo to finalise the presentation.

SLIDE 21 – Outlook (Walter Nimmo, Inveresk Research Group, Inc.)

•	We continue to experience strong new business enquiries and signings across all our operations – toxicology, laboratory sciences and clinical.

•	The integration of the PharmaResearch acquisition is progressing to plan.

•	Stage 1 expansion at our Edinburgh pre-clinical facility is now complete and fully occupied. The remaining planned expansions for our pre-clinical operations are also progressing to plan.

•	Demand for our pre-clinical services in Europe remains very strong and we are now experiencing a much stronger market for our pre-clinical services in the North American market, although our fourth quarter results will be impacted by a sub-optimal business mix. Current enquiry levels and strong new business signings give us confidence though that we will see a rebound in growth and profitability at CTBR in 2004.

Based on these factors and with the benefit of our third quarter results now behind us, our guidance for 2003 has been adjusted to a pro forma EPS of $1.07 to $1.08 for the full year, on a diluted basis.

As we have said in the past, we will continue to service our clients with quality, high value services. The pre-clinical expansion is on plan and the acquisition of PharmaResearch supports our clinical profit objective. Inveresk is benefiting from its diverse revenue and client base, as well as our diverse service offering, which positions the Company well for the future.

Ladies and gentlemen, that is the end of our presentation. I would now like to invite questions from the participants in our conference call.